Exhibit 99.1

Press Release
2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com

FRANKLIN COVEY ANNOUNCES STRONG START TO FISCAL 2019

Net Sales in the First Fiscal Quarter Increase 12%, or $5.9 Million, to $53.8 Million with Growth in Both the Enterprise and Education Divisions

Gross Profit Increases 12%, or $3.9 Million, to $36.8 Million for the First Quarter Compared with $32.9 Million in Fiscal 2018

Results of Operations Improve by $2.6 Million Compared with the Prior Year First Quarter and Adjusted EBITDA Improves to $3.2 Million Compared with $0.6 Million in the First Quarter of Fiscal 2018

Cash Flows from Operating Activities Increase 248%, or $5.8 Million, to $8.1 Million Compared with $2.3 Million in the Prior Year’s First Quarter

Salt Lake City, Utah – Franklin Covey Co. (NYSE: FC), a global performance improvement company that creates and distributes world-class content, training, processes, and tools that organizations and individuals use to transform their results, today announced financial results for its first quarter of fiscal 2019, which ended on November 30, 2018.

Introduction

The Company’s transition to a subscription-based model in the Enterprise Division (comprised of the Direct Office and International Licensee segments) continued the strong momentum generated in fiscal 2018 in the first quarter of fiscal 2019.  Following the launch of the All Access Pass (AAP) in fiscal 2016, the Company began a major transition in its business model and its interaction with clients.  Previously, Franklin Covey sold content and solutions one course, or one solution at a time, and often to only one team at a time.  However, three years ago the Company determined that it could better serve its clients, and substantially expand the breadth and depth of its client impact by providing its world-class content and offerings through subscription-based offerings and services, featuring the All Access Pass in the Enterprise Division and The Leader in Me online service in the Education Division.  These new offerings are changing the way in which clients engage with the Company; the extent of both the impact and reach they can have within their organizations; and the flexibility and agility with which they can develop leaders and teams to improve their organization’s results.

Bob Whitman, Chairman and Chief Executive Officer, commented, “We were very pleased with the strong start to fiscal 2019, which exceeded our expectations and produced increased sales, increased gross profit, improved operating results, and a significant increase in Adjusted EBITDA in the quarter and for the latest 12 months.  Our revenue grew 12%, or $5.9 million, to $53.8 million, with growth occurring in both our Enterprise and Education Divisions, and our Adjusted EBITDA improved $2.6 million over the prior year.”

Whitman continued, “Our first quarter fiscal 2019 performance in the Enterprise Division, which makes up nearly 80% of our total revenues, was very encouraging with sales growing 12% to $42.1 million, an increase of $4.6 million, compared with last year’s first quarter revenue of $37.5 million and 29%, or $1.3 million, growth in Adjusted EBITDA.  The Enterprise Division’s fiscal 2018 results marked “the crossing of the bridge” on the transformation of our Enterprise Division’s business model, and our strong first quarter fiscal 2019 results position us for accelerated growth in both revenue and profitability during the year.  With continued strong Enterprise Division results and expected ongoing improvements in Education Division operations, especially in the fourth quarter of fiscal 2019, we are now positioned to generate significant growth in Adjusted EBITDA and cash flow during fiscal 2019 and in future periods.”

Financial Overview

The following is a summary of key financial results for the quarter ended November 30, 2018:

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Net Sales:  Consolidated revenue for the first quarter of fiscal 2019 increased 12% to $53.8 million, an increase of $5.9 million, compared with net sales of $47.9 million in the first quarter of fiscal 2018.  Enterprise Division sales increased 12% to $42.1 million, a $4.6 million increase compared with $37.5 million in last year’s first quarter.  Education Division revenues increased 13% to $10.3 million, an increase of $1.2 million, compared with $9.2 million in the first quarter of fiscal 2018.  The Company’s sales were favorably impacted by increased direct office revenues, at both domestic and international locations, increased government service sales, increased international licensee revenues, and increased Education practice revenues.  In addition, the adoption of Accounting Standards Codification (ASC) 606 had a $1.1 million favorable impact on the Company’s revenues in the Education Division during the quarter as described below.  For the last 12 months, net sales grew 12% to $215.7 million, an increase of $22.3 million, compared with $193.4 million for the 12 months ended November 30, 2017.

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Adoption of ASC 606:  On September 1, 2018, the Company adopted the new revenue recognition rules found in ASC 606.  The adoption of this standard increased reported sales by $1.1 million, primarily in the Education Division, and decreased the loss from operations by $1.0 million during the quarter ended November 30, 2018.  The financial statement results referenced in this press release include the impact of the adoption of ASC 606.

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Deferred Subscription Revenue and Unbilled Deferred Revenue:  During the first quarter of fiscal 2019, the Company’s subscription and subscription-related revenue grew 36% to $27.8 million, an increase of $7.4 million compared with the prior year.  At November 30, 2018, the Company had $65.8 million of billed and unbilled deferred subscription revenue, an increase of $18.1 million, or 38%, compared with $47.7 million at the end of last year’s first quarter.  The Company’s balance of billed deferred subscription revenue grew 32% in the first quarter to $41.4 million, an increase of $9.9 million compared with $31.4 million at the end of last year’s first quarter.  The Company’s balance of unbilled deferred subscription revenue increased 50% in the first quarter of fiscal 2019 to $24.4 million, an increase of $8.2 million, compared with $16.3 million at the end of last year’s first quarter.  Unbilled deferred revenue represents business that is contracted but unbilled and excluded from the Company’s balance sheet.

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Gross profit:  First quarter 2019 gross profit increased 12%, or $3.9 million, to $36.8 million compared with $32.9 million in the prior year.  The increase in gross profit was primarily due to increased sales as described above.  The Company’s gross margin for the quarter ended November 30, 2018 remained strong at 68.3 percent of sales compared with 68.6 percent in the first quarter of fiscal 2018.

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Operating Expenses:  The Company’s operating expenses in the first quarter of fiscal 2019 increased by $1.3 million compared with the prior year, which was primarily due to a $0.8 million increase in selling, general, and administrative (SG&A) expenses, and a $0.7 million increase in depreciation expense.  However, the Company’s SG&A expenses as a percent of net sales, decreased to 64.4% in the first quarter of fiscal 2019, compared with 70.6% in the first quarter of the prior year.  Increased SG&A expenses were primarily related to increased associate costs resulting from increased commissions on higher sales and continued investments in new sales and sales related personnel.  Increased depreciation expense was primarily due to addition of capital assets in fiscal 2018, including a new ERP system and a significantly enhanced AAP portal.

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Operating Income (Loss):  The Company reported a loss from operations for the first quarter, but its loss improved by $2.6 million to $(0.7) million compared with $(3.3) million in the first quarter of the prior year.

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Adjusted EBITDA:  Adjusted EBITDA for the first quarter increased 426%, or $2.6 million, to $3.2 million, compared with $0.6 million in the first quarter of fiscal 2018.  For the last 12 months, Adjusted EBITDA increased 30% to $14.4 million, compared with $11.1 million for the corresponding trailing 12 months of the prior year.

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Income Taxes:  The lower tax benefit rate in the first quarter of fiscal 2019 was primarily due to a reduced U.S. statutory rate of 21 percent compared with a statutory rate of 35 percent in the first quarter of fiscal 2018, tax expense from Global Intangible Low-taxed Income, nondeductible expenses, and effective foreign tax rates which were significantly higher than the U.S. federal statutory rate.

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Net Income (Loss):  The Company reported a first quarter 2019 net loss of $(1.4) million compared with a net loss of $(2.4) million in the first quarter of fiscal 2018, reflecting the above-noted factors.

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Cash Flows from Operating Activities:  The Company’s cash flows from operating activities increased 248%, or $5.8 million, to $8.1 million for the first quarter of fiscal 2019, compared with $2.3 million through the first quarter of fiscal 2018.

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Cash and Liquidity Remain Strong:  The Company’s balance sheet and liquidity position remained strong with $11.1 million of cash at November 30, 2018, compared with $10.2 million at August 31, 2018.  At November 30, 2018, the Company had $21.5 million of available borrowing on its revolving line of credit facility.

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Fiscal 2019 Outlook:  The Company reaffirms its previously announced Adjusted EBITDA guidance for fiscal 2019, which is expected to be in the range of $18 million to $22 million, excluding the impact of foreign exchange, compared with $11.9 million in fiscal 2018.

Earnings Conference Call

On Wednesday, January 9, 2019, at 5:00 p.m. Eastern time (3:00 p.m. Mountain time) Franklin Covey will host a conference call to review its financial results for the fiscal quarter ended November 30, 2018.  Interested persons may participate by dialing 888-771-4371 (International participants may dial 847-585-4405), access code: 48038712.  Alternatively, a webcast will be accessible at the following Web site: https://edge.media-server.com/m6/p/uduptb5g.  A replay will be available from January 9 (7:30 pm ET) through January 16, 2019 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 48038712#.  The webcast will remain accessible through January 16, 2019 on the Investor Relations area of the Company’s Web site at:  https://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including those statements related to the Company’s future results and profitability; expected Adjusted EBITDA and growth in deferred revenues in fiscal 2019; expected growth and profitability of the subscription-based business model; expected growth and profitability of the Education Division; and other goals relating to the growth of the Company.  Forward-looking statements are based upon management’s current expectations and are subject to various risks and uncertainties including, but not limited to: general economic conditions; renewals of subscription contracts; the impact of new sales personnel; the impact of deferred revenues on future financial results; market acceptance of new products or services, including new AAP portal upgrades; the ability to achieve sustainable growth in future periods; and other factors identified and discussed in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  Many of these conditions are beyond the Company’s control or influence, any one of which may cause future results to differ materially from the Company’s current expectations, and there can be no assurance that the Company’s actual future performance will meet management’s expectations.  These forward-looking statements are based on management’s current expectations and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this press release.

Non-GAAP Financial Information

Refer to the attached table for the reconciliation of a non-GAAP financial measure, “Adjusted EBITDA,” to consolidated net loss, the most comparable GAAP financial measure.  The Company defines Adjusted EBITDA as net income or loss excluding the impact of interest expense, income tax expense, amortization, depreciation, stock-based compensation expense, and certain other items such as adjustments to the fair value of expected contingent consideration liabilities resulting from the acquisition of businesses.  The Company references this non-GAAP financial measure in its decision making because it provides supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods and the Company believes it provides investors with greater transparency to evaluate operational activities and financial results.  The Company is unable to provide a reconciliation of the above forward-looking estimate of non-GAAP Adjusted EBITDA to GAAP measures because certain information needed to make a reasonable forward-looking estimate is difficult to estimate and dependent on future events which may be uncertain or out of our control, including the amount of AAP contracts invoiced, the number of AAP contracts that are renewed, necessary costs to deliver our offerings such as unanticipated curriculum development costs, and other potential variables.  Accordingly, a reconciliation is not available without unreasonable effort.

About Franklin Covey Co.

Franklin Covey Co. (NYSE:FC) (www.franklincovey.com), is a global, public company specializing in organizational performance improvement.  We help organizations and individuals achieve results that require a change in human behavior.  Our expertise is in seven areas: leadership, execution, productivity, trust, sales performance, customer loyalty and education.  Over its history, Franklin Covey clients have included 90 percent of the Fortune 100, more than 75 percent of the Fortune 500, thousands of small and mid-sized businesses, as well as numerous government entities and educational institutions. Franklin Covey has more than 100 direct and partner offices providing professional services in over 150 countries and territories.

Investor Contact: Franklin Covey Steve Young 801-817-1776 investor.relations@franklincovey.com	Media Contact: Franklin Covey Debra Lund 801-817-6440 Debra.Lund@franklincovey.com

FRANKLIN COVEY CO.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts, and unaudited)

	Quarter Ended
	November 30,	November 30,
	2018	2017

Net sales	$53,829	$47,932

Cost of sales	17,046	15,064
Gross profit	36,783	32,868

Selling, general, and administrative	34,644	33,824
Depreciation	1,554	901
Amortization	1,238	1,395
Loss from operations	(653)	(3,252)

Interest expense, net	(604)	(488)
Loss before income taxes	(1,257)	(3,740)

Income tax benefit (provision)	(100)	1,348
Net loss	$(1,357)	$(2,392)

Net loss per common share:
Basic and diluted	$(0.10)	$(0.17)

Weighted average common shares:
Basic and diluted	13,917	13,725

Other data:
Adjusted EBITDA(1)	$3,169	$602

(1) The term Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock-based compensation, and certain other items) is a non-GAAP financial measure that the Company believes is useful to investors in evaluating its results.
For a reconciliation of this non-GAAP measure to the most comparable GAAP equivalent, refer to the Reconciliation of Net Loss to Adjusted EBITDA as shown below.

FRANKLIN COVEY CO.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands and unaudited)

	Quarter Ended
	November 30,	November 30,
	2018	2017
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(1,357)	$(2,392)
Adjustments:
Interest expense, net	604	488
Income tax provision (benefit)	100	(1,348)
Amortization	1,238	1,395
Depreciation	1,554	901
Stock-based compensation	946	956
Increase in contingent consideration liabilities	24	176
Licensee transition costs	60	-
ERP implementation costs	-	426

Adjusted EBITDA	$3,169	$602

Adjusted EBITDA margin	5.9%	1.3%

FRANKLIN COVEY CO.
Additional Financial Information
(in thousands and unaudited)

	Quarter Ended
	November 30,	November 30,
	2018	2017
Sales by Division/Segment:
Enterprise Division:
Direct offices	$38,471	$34,197
International licensees	3,677	3,320
	42,148	37,517
Education Division	10,347	9,176
Corporate and other	1,334	1,239

Consolidated	$53,829	$47,932

Gross Profit by Division/Segment:
Enterprise Division:
Direct offices	$27,082	$24,561
International licensees	2,854	2,503
	29,936	27,064
Education Division	6,389	5,430
Corporate and other	458	374

Consolidated	$36,783	$32,868

Adjusted EBITDA by Division/Segment:
Enterprise Division:
Direct offices	$4,111	$3,078
International licensees	1,683	1,412
	5,794	4,490
Education Division	(18)	(670)
Corporate and other	(2,607)	(3,218)

Consolidated	$3,169	$602

FRANKLIN COVEY CO.
Condensed Consolidated Balance Sheets
(in thousands and unaudited)

	November 30,	August 31,
	2018	2018
Assets
Current assets:
Cash	$11,085	$10,153
Accounts receivable, less allowance for
doubtful accounts of $3,929 and $3,555	55,646	71,914
Inventories	2,920	3,160
Income taxes receivable	-	179
Prepaid expenses and other current assets	13,841	14,757
Total current assets	83,492	100,163

Property and equipment, net	20,691	21,401
Intangible assets, net	50,701	51,934
Goodwill	24,220	24,220
Deferred income tax assets	4,877	3,222
Other long-term assets	12,343	12,935
	$196,324	$213,875

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of term notes payable	$9,063	$10,313
Current portion of financing obligation	2,151	2,092
Accounts payable	7,685	9,790
Income taxes payable	325	-
Deferred revenue	46,221	51,888
Accrued liabilities	16,948	20,761
Total current liabilities	82,393	94,844

Line of credit	8,508	11,337
Term notes payable, less current portion	2,187	2,500
Financing obligation, less current portion	18,419	18,983
Other liabilities	7,747	5,501
Deferred income tax liabilities	210	210
Total liabilities	119,464	133,375

Shareholders' equity:
Common stock	1,353	1,353
Additional paid-in capital	212,290	211,280
Retained earnings	59,069	63,569
Accumulated other comprehensive income	32	341
Treasury stock at cost, 13,148 and 13,159 shares	(195,884)	(196,043)
Total shareholders' equity	76,860	80,500
	$196,324	$213,875